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                                                                       EXHIBIT 5

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                        191 PEACHTREE ST. NE, 16TH FLOOR
                             ATLANTA, GEORGIA 30303

                            Telephone (404) 572-6600
                            Facsimile (404) 572-6999

                                 August 10, 2000

Avon Products, Inc.
1345 Avenue of the Americas
New York, New York 10105-0196

            Re: Registration Statement on Form S-8

Ladies and Gentlemen:

            We have served as counsel for Avon Products, Inc., a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 18,250,000 shares (the "Shares") of Company common stock pursuant to the Avon Products, Inc. 2000 Stock Incentive Plan (the "Plan").

            We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the Company and the adoption of the Plan as we have deemed necessary and advisable.

            In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

            We express no opinion as to matters under or involving laws other than the Business Corporation Law of the State of New York.

            Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:



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            1.    The Shares have been duly authorized; and

            2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,

                                       /s/

                       POWELL, GOLDSTEIN, FRAZER & MURPHY LLP